Exhibit 2.1

                      Share and Warrant Exchange Agreement

      This Share and Warrant Exchange Agreement, dated as of May 24, 2006, is made by and among Castle & Morgan Holdings, Inc., a Delaware corporation (the "Acquiror Company"), each of the Persons listed as a Warrantholder on the signature pages hereto (collectively, the "Warrantholders," and individually a "Warrantholder"), Nordic Biotech K/S, a limited partnership incorporated in Demark (the "Shareholder"), Charles J. Casamento, as attorney-in-fact (the "Attorney") for the investors named on Exhibit A hereto (the "Investors") and Osteologix A/S, a company incorporated in Denmark (the "Company").

                                   BACKGROUND

      WHEREAS, the Shareholder was created as an private partnership to hold Shares in entities like the Company;

      WHEREAS, the Warrantholders constitute all of the holders of any equity interest in the Company, other than the Shareholder, and such Warrantholders have agreed to return the warrants they hold to purchase shares of the Company (the "Warrants") to the Company for cancellation in consideration for the issuance by the Acquiror Company of warrants to purchase shares of Acquiror Company Common Stock.

      WHEREAS, the Shareholder has agreed to transfer to the Acquiror Company, and the Acquiror Company has agreed to acquire from the Shareholder, all of the Shares, which Shares constitute 100% of the issued and outstanding shares of the Company, in exchange for 10,504,693 shares of the Acquiror Company's Common Stock to be issued on the Closing Date (the "Acquiror Company Shares"), which Acquiror Company Shares shall constitute 50% of the issued and outstanding shares of Acquiror Company's Common Stock immediately after the closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein.

      WHEREAS, the Investors have agreed to transfer to the Acquiror Company, and the Acquiror Company has agreed to acquire from the Investors, all of the Company Subsidiary Shares not owned by the Company, in exchange for an aggregate of 7,656,000 shares of the Acquiror Company's Common Stock to be issued on the Closing Date (the "Investor Acquiror Company Shares"), which Investor Acquiror Company Shares shall constitute 36.4% of the issued and outstanding shares of Acquiror Company Common Stock immediately after the closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein.

                                    SECTION I
                                   DEFINITIONS

      Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

      1.1 "Accredited Investor" has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit C.

      1.2 "Acquired Companies" means, collectively, the Company and the Company Subsidiary.

      1.3 "Acquiror Company Board" means the Board of Directors of the Acquiror Company.

      1.4 "Acquiror Company Common Stock" means the Acquiror Company's common stock, par value US $0.0001 per share.

      1.5 "Acquiror Company Shares" means the Acquiror Company Common Stock being issued to the Shareholder and the Investors pursuant hereto.

      1.6 "Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

      1.7 "Agreement" means this Share and Warrant Exchange Agreement, including all Schedules and Exhibits hereto, as this Share and Warrant Exchange Agreement may be from time to time amended, modified or supplemented.

      1.8 "Closing" has the meaning set forth in Section 3.

      1.9 "Closing Acquiror Company Options" means the aggregate number of New Options to purchase Acquiror Company Shares issuable to the Warrantholders at the Closing Date.

      1.10 "Closing Acquiror Company Shares" means the aggregate number of Acquiror Company Shares issuable to the Shareholder at the Closing Date.

      1.11 "Closing Date" has the meaning set forth in Section 3.

      1.12 "Closing Investor Acquiror Company Shares" means the aggregate number of Acquiror Company Shares issuable to the Investors at the Closing Date.

      1.13 "Code" means the Internal Revenue Code of 1986, as amended.

      1.14 "Common Stock" means the Company's common shares, DKK 1 nominal or par value per share.

      1.15 "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

      1.16 "Company Board" means the Board of Directors of the Company.

      1.17 "Company Indemnified Party" has the meaning set forth in Section 9.1.

      1.18 "Company Subsidiary" means Osteologix, Inc. a Georgia corporation.

      1.19 "Company Subsidiary Common Stock" means the Common Stock, without par value, of the Company Subsidiary.

      1.20 "Company Subsidiary Shares" means the Company Subsidiary Common Stock being acquired by the Acquiror Company pursuant hereto.

      1.21 "Covered Persons" means all Persons, other than Acquiror Company, who are parties to indemnification and employment agreements with Acquiror Company existing on or before the Closing Date.

      1.22 "Damages" means costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Proceeding.

      1.23 "Distributor" means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

      1.24 "Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

      1.25 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      1.26 "Exchange" has the meaning set forth in Section 2.1.

      1.27 "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

      1.28 "Exhibits" means the several exhibits referred to and identified in this Agreement.

      1.29 "GAAP" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person's past practices.

      1.30 "Governmental Authority" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

      1.31 "Indebtedness" means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

      1.32 "Indemnified Persons" has the meaning set forth in Section 7.1.1.

      1.33 "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

      1.34 "Laws" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

      1.35 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

      1.36 "Material Adverse Effect" means, when used with respect to the Acquiror Company or the Acquired Companies, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company or the Acquired Companies, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Acquired Companies, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company or the Acquired Companies, as the case may be, operate.

      1.37 "New Warrants" means warrants to purchase shares of Acquiror Company Common Stock in the form set forth in Exhibit G hereto.

      1.38 "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

      1.39 "Organizational Documents" means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b),
(c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

      1.40 "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

      1.41 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

      1.42 "Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

      1.43 "Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

      1.44 "Schedule 14(f) Filing" means an information statement filed by the Acquiror Company on Schedule 14f-1 under the Exchange Act.

      1.45 "Schedules" means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

      1.46 "Section 4(2)" means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

      1.47 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

      1.48 "Shares" means the issued and outstanding common shares of the Company.

      1.49 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

      1.50 "Survival Period" has the meaning set forth in Section 11.1.

      1.51 "Taxes" means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing Taxes.

      1.52 "Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      1.53 "Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

      1.54 "U.S." means the United States of America.

      1.55 "U.S. Dollars" or "US $" means the currency of the United States of America.

      1.56 "U.S. Person" has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit D hereto.

      1.57 "Warrant Exchange" has the meaning set forth in Section 2.2

                                   SECTION II
                EXCHANGE OF SHARES AND WARRANTS AND CONSIDERATION

      2.1 Share Exchange. At the Closing, the Shareholder shall transfer 1,072,666 Shares, representing all of the issued and outstanding shares of the Company, and, in consideration therefor, subject to Section 2.3, Acquiror Company shall issue to the Shareholder an aggregate of 10,504,693 fully paid and nonassessable shares of Acquiror Company Common Stock (the "Exchange"). Immediately following the exchange described in the preceding sentence, the Investors shall transfer an aggregate of all remaining shares of the Company Subsidiary Common Stock to the Acquiror Company and, in consideration therefor, subject to Section 2.3, Acquiror Company shall issue to the Investors an aggregate of 7,656,000 fully paid and nonassessable shares of Acquiror Company Common Stock (the "Investor Exchange") in the names and denominations set forth in Exhibit B hereto.

      2.2 Warrant Exchange. At the Closing, the Warrantholders shall return an aggregate of 100,000 Warrants to the Company for cancellation, and, in consideration therefor, subject to Section 2.3, Acquiror Company shall issue to the Warrantholders an aggregate of 979,307 New Warrants having the terms set forth in Exhibit G hereto (the "Warrant Exchange"), in each case in the names and denominations set forth on the signature pages hereto.

      2.3 Withholding. The Acquiror Company shall be entitled to deduct and withhold from the Acquiror Company Shares and/or New Warrants otherwise payable pursuant to this Agreement to the Shareholder, the Warrantholders or any Investor such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder, the Warrantholders or any Investor in respect of which such deduction and withholding was made.

      2.4 Section 368 Reorganization. For U.S. federal income tax purposes, the Exchange and the Investor Exchange are intended to constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Exchange and the Investor Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and
(ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transactions contemplated by this Agreement are determined not to qualify as a reorganization under Section 368 of the Code.

                                   SECTION III
                                  CLOSING DATE

      3.1 Closing Date. The closing of the Exchange, the Investor Exchange and the Warrant Exchange (together, the "Closing") will occur upon execution of this Agreement on May 24, 2006 or at such later date as all of the closing conditions set forth in Sections 8 and 10 have been satisfied or waived (the "Closing Date").

                                   SECTION IV
          REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER, THE INVESTORS
                             AND THE WARRANTHOLDERS

      4.1 Generally. The Shareholder, hereby represents and warrants to the Acquiror Company:

            4.1.1 Authority. The Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which the Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Shareholder is a party, and to perform the Shareholder's obligations under this Agreement and each of the Transaction Documents to which the Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which the Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by the Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Shareholder, this Agreement is, and each of the Transaction Documents to which the Shareholder is a party have been, duly authorized, executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

            4.1.2 No Conflict. Neither the execution or delivery by the Shareholder of this Agreement or any Transaction Document to which the Shareholder is a party, nor the consummation or performance by the Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly,
(a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Shareholder, (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of the Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Shareholder, or any of its properties or assets, may be subject.

            4.1.3 Litigation. There is no pending Proceeding against the Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

            4.1.4 No Brokers or Finders. Except as disclosed in Schedule 4.1.4, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Shareholder will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

      4.2 Investment Representations. The Shareholder, each Investor and each Warrantholder, severally and not jointly, hereby represents and warrants to the Acquiror Company:

            4.2.1 Ownership of Shares. The Shareholder or such Investor, as the case may be, owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, the Shares or Company Subsidiary Shares, as the case may be, owned by it, free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which the Shareholder or such Investor, as the case may be, is a party or by which such party or the Shares or Company Subsidiary Shares, as the case may be, owned by it, are bound with respect to the issuance, sale, transfer, voting or registration thereof. At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to such Shares or Company Subsidiary Shares, as the case may be, being sold by it, free and clear of any and all Liens.

            4.2.2 Acknowledgment. The Shareholder, each Investor and each Warrantholder understands and agrees that the Acquiror Company Shares and New Warrants to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares and New Warrants are being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

            4.2.3 Status. By its execution of this Agreement, the Shareholder, the Attorney on behalf of each Investor, and each Warrantholder severally and not jointly, represents and warrants to the Acquiror Company as indicated on its signature page to this Agreement, either that:

                  (a) the Shareholder, such Investor or such Warrantholder, as the case may be, is an Accredited Investor; or

                  (b) the Shareholder, such Investor or such Warrantholder, as the case may be, is not a U.S. Person.

                  The Shareholder, each Investor and each Warrantholder severally understands that the Acquiror Company Shares are being offered and sold to the Shareholder and to the Investors and the New Warrants are being issued to the Warrantholders in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder, each Investor and each Warrantholder set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares and New Warrants on which the Acquiror Company is relying.

            4.2.4 Additional Representations and Warranties of Accredited Investors. In the event the Shareholder, the Attorney on behalf of an Investor or a Warrantholder indicates that it is an Accredited Investor on its signature page to this Agreement, it further makes the representations and warranties to the Acquiror Company set forth on Exhibit E.

            4.2.5 Additional Representations and Warranties of Non-U.S. Persons. In the event the Shareholder, the Attorney on behalf of an Investor or a Warrantholder indicates that it is not a U.S. person on its signature page to this Agreement, it further makes the representations and warranties to the Acquiror Company set forth on Exhibit F.

            4.2.6 Legends. The Shareholder, the Attorney on behalf of each Investor and each Warrantholder hereby agrees with the Acquiror Company as follows:

                  (a) Securities Act Legend - Accredited Investors. The
            certificates evidencing the Acquiror Company Shares and the New Warrants issued to those who are Accredited Investors, and each certificate issued in transfer or upon exercise thereof, will bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                  (b) Securities Act Legend - Non-U.S. Persons. The certificates evidencing the Acquiror Company Shares and the New Warrants issued to those who are not U.S. Persons, and each certificate issued in transfer or upon exercise thereof, will bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                  (c) Other Legends. The certificates representing such Acquiror
            Company Shares and New Warrants, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

                  (d) Opinion. The Shareholder, each Investor and each
            Warrantholder may not transfer any or all of the Acquiror Company Shares or the New Warrants pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Acquiror Company Shares or the New Warrants, as the case maybe, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

                  (e) Consent. The Shareholder, each Investor and each
            Warrantholder understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares or New Warrants, as the case may be, unless it complies with this Section 4.2.6 and any other restrictions on transferability set forth in Exhibits E and F. Each such party consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company's Common Stock in order to implement the restrictions on transfer of the Acquiror Company Shares.

                                    SECTION V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Acquiror Company as follows:

      5.1 Organization and Qualification. The Company is duly incorporated and validly existing under the laws of Denmark, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, either (i) have a material adverse effect on the business, assets, financial condition, or prospects of the Company, or (ii) materially impair the ability of the Company, the Shareholder, the Investors and the Warrantholders each to perform their respective material obligations under this Agreement (any of such effects or impairments, a "Material Adverse Effect"). The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 5.1 is a list of those jurisdictions in which the Company presently conducts its business, owns, holds and operates its properties and assets.

      5.2 Subsidiaries. Except as set forth on Schedule 5.2, the Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

      5.3 Constitution. The Company is governed by Articles of Association in accordance with the Danish Public Companies Act (in Danish Aktieselskabstoven). The Company is not in violation or breach of any of the provisions of the rules of the Danish Public Companies Act, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

      5.4 Authorization and Validity of this Agreement. The recording of the transfer of the Shares and the registration of such Shares in the name of Acquiror Company are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board or the Shareholder of the Company any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government that has not been validly and lawfully obtained, filed or registered, as the case may be, except for those that, if not obtained or made would not have a Material Adverse Effect.

      5.5 No Violation. None of the execution, delivery or performance by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation by the Company of the transactions contemplated hereby violates any provision of its Organizational Documents, or violates or conflicts with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any Lien under, any agreement or instrument to which the Company is a party or by which the Company is or will be bound or subject, or violate any laws.

      5.6 Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by the Acquiror Company, the Shareholder, the Warrantholders and the Attorney on behalf of the Investors, this Agreement is and all agreements or instruments contemplated hereby to which the Company is a party, have been duly authorized, executed and delivered by the Company and are the legal, valid and binding Agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

      5.7 Capitalization and Related Matters.

            5.7.1 Capitalization. The issued capital stock of the Company consists of 1,072,666 ordinary fully paid shares held in the name of the Shareholder. The Shareholder is a Danish private limited partnership. Except for the Warrants and otherwise as set forth in Schedule 5.7.1, there are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the Company to issue any ordinary shares or any other capital stock of the Company. All issued and outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

            5.7.2 No Redemption Requirements. Except as set forth in Schedule 5.7.2, there are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

            5.7.3 Duly Authorized. The Exchange of the Shares has been duly authorized, and the Shares have been validly issued and are fully paid and nonassessable.

      5.8 Financial Statements.

            5.8.1 The Company Disclosure Schedule sets forth copies of (i) the audited balance sheets of the Company as of December 31, 2004 and December 31, 2005, and the audited statements of operations, and stockholders' deficit and cash flows for the years ended December 31, 2004, and December 31, 2005, (collectively, the "Company Financial Statements"). The Company Financial Statements (including the related notes) have been prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP") during the periods involved (except as may be indicated therein or in the notes thereto), and present fairly the consolidated financial position of the Company as of the respective dates set forth therein, and the consolidated results of the Company's operations and its cash flows for the respective periods set forth therein in accordance with GAAP (subject, in case of any unaudited interim financial statements, to normal year-end adjustments).

            5.8.2 The books and records of the Company are being maintained in material compliance with applicable legal and accounting requirements.

            5.8.3 Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements (including the notes thereto) or in the Company Disclosure Schedule, as of December 31, 2005, the Company had no liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets, financial condition or prospects of the Company which were required by GAAP (consistently applied) to be disclosed in the Company's consolidated financial statements as of December 31, 2005, or the notes thereto. The Company has not incurred any liabilities except in the ordinary course of business and consistent with past practice, except as related to the transactions contemplated by this Agreement or in the Company Disclosure Schedule.

      5.9 Absence of Certain Changes or Events. Except as disclosed in the Company Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of the Company since December 31, 2005 and, to the best of the Company's knowledge, no facts or condition exists which the Company believes will cause such a material adverse change in the future.

      5.10 Shareholders. The Shareholder is the only entity holding the Shares. Except as expressly provided in this Agreement, no holder of Shares or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise. There is no voting trust, agreement or arrangement among any of the holders of any capital stock of the Company affecting the exercise of the voting rights of any such capital stock.

      5.11 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Company have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Except as would not have a Material Adverse Effect, the Company is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights are bound or affected. To the knowledge of the Company, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

      5.12 Certain Proceedings. There are no legal actions (i) pending or, to the knowledge of the Company, threatened against the Company or the transactions contemplated by this Agreement or (ii) pending or, to the knowledge of the Company, threatened against any current employee, officer or director of the Company that, in any way relates to the Company. The Company is not subject to any order, judgment, writ, injunction or decree of any governmental authority.

      5.13 No Brokers or Finders. Except as disclosed in Schedule 5.13, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

      5.14 Board Recommendation. The Company Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Shareholder.

      5.15 Taxes. The Company has timely filed all material Tax Returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a governmental entity having authority to do so) ("Company Tax Return"). Each such Company Tax Return is true, correct and complete in all material respects. The Company has paid, within the time and manner prescribed by law, all material Taxes that are due and payable. To the knowledge of the Company, no Company Tax Return is the subject of any investigation, audit or other proceeding by any federal, state or local tax authority.

      5.16 Contracts.

            5.16.1 The Company is not in violation or breach of any material contract. There does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any material contract on the part of the Company or, to the knowledge of the Company, any other party thereto or would permit the modification, cancellation or termination of any material contract or result in the creation of any lien upon, or any person acquiring any right to acquire, any assets of the Company. The Company has not received in writing any claim or threat that the Company has breached any of the terms and conditions of any material contract.

            5.16.2 The consent of, or the delivery of notice to or filing with, any party to a material contract is not required for the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated under the Agreement.

      5.17 Employee Benefit Plans. Except as set forth in the Company Disclosure Schedule, the Company does not maintain or contribute to any "employee pension benefit plan" (the "Company Pension Plans"), as such term is defined in Section 3 of ERISA, "employee welfare benefit plan," as such term is defined in Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, cafeteria plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. The Company has not contributed to, or been required to contribute to, any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

      5.18 Compliance With Applicable Law. To the Company's knowledge, the Company has complied in all material respects with all applicable federal, state and local laws and regulations to which it or its business may be subject, except where the failure to so comply did not have and would not be a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against or, to the Company's knowledge, has been threatened against the Company alleging any failure to so comply.

      5.19 Intellectual Property.

            5.19.1 The Company owns, or has the right to use pursuant to valid license, sublicense, agreement, or permission, all Intellectual Property used in or necessary for the operation of the Company's business as presently conducted. Except as set forth in the Company Disclosure Schedule, (i) such Intellectual Property is owned free and clear of royalty obligations, liens and encumbrances,
(ii) the execution and delivery of this Agreement and the closing of the transaction contemplated hereby will not alter or impair any such rights, (iii) the use of all such Intellectual Property by the Company does not infringe or violate the intellectual property rights of any person or entity, and (iv) the Company has not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use such Intellectual Property. The Company has taken, and shall continue to take through the Closing Date, all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

            5.19.2 The Company Disclosure Schedule identifies (i) each patent, trademark, trade name, service name or copyright with respect to any of the Company's Intellectual Property, all applications and registration statements therefor and renewals thereof (and sets forth correct and complete copies of all such patents, registrations and applications (as amended to date)) and (ii) all Intellectual Property that the Company uses pursuant to license, sublicense, agreement, or permission, all of which are valid and in full force and effect, and the execution and delivery of this Agreement and the closing of the transaction contemplated hereby will not alter or impair any such rights.

            5.19.3 The Company has at all times used reasonable efforts to protect all trade secrets related to its Intellectual Property.

      5.20 Properties. Except as set forth in the Company Disclosure Schedule, the Company has good and marketable title to all material assets and properties, whether real or personal, tangible or intangible, listed on the Company's balance sheet as of December 31, 2005 (the "Company Balance Sheet") or the Company Disclosure Schedule, subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said Company Balance Sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of the Company Balance Sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such title imperfections that are not in the aggregate material to the business, operations, assets, financial condition or prospects of the Company. Except as affected by the transactions contemplated hereby, the Company as lessee has the right under valid and subsisting leases to occupy, use, possess and control all real property listed on the Company Disclosure Schedule in all material respects as presently occupied, used, possessed and controlled by the Company.

      5.21 Insurance. The business operations and all insurable properties and assets of the Company are insured for its benefit against all risks which, in the reasonable judgment of the management of the Company, should be insured against (including, without limitation, products liability for human clinical trials, professional liability for insureds and employees and professional liability for clinical sites and clinical investigators), in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of the Company adequate for the business engaged in by the Company. The Company has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond.

      5.22 Disclosure. The representations and warranties of the Company herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Company to the Acquiror Company as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   SECTION VI
             REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY

            Except as set forth in the disclosure schedule attached hereto (the "Acquiror Company Disclosure Schedule"), the Acquiror Company represents and warrants to the Company that the statements contained in this Section VI are true, correct and complete as of the date of this Agreement (or if made as of a specified date, as of such date) and will be true, correct and complete as of the Closing Date (or, if made as of a specified date, as of such date). Unless the context otherwise requires, all references to the Acquiror Company contained in this Section VI will be read to include the Acquiror Company together with any of its direct or indirect subsidiaries.

      6.1 Organization and Qualification.

            6.1.1 The Acquiror Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted.

            6.1.2 The Acquiror Company (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability company, or other Person except for two subsidiaries described in the Acquiror Company Disclosure Schedule that were formed for the sole purpose of a transaction that did not materialized and are in the process of being dissolved, and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person.

            6.1.3 The Acquiror Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Material Adverse Effect.

            6.1.4 The Acquiror Company has provided complete and accurate copies of the Articles of Incorporation and Bylaws of the Acquiror Company, as currently in effect, and minutes and other records of the meetings and other proceedings of the Board of Directors. The Acquiror Company is not in violation of any provisions of its Articles of Incorporation or Bylaws.

      6.2 Capitalization.

            6.2.1 The authorized capital stock of the Acquiror Company consists of (i) 100,000,000 shares of Acquiror Company Common Stock, and (ii) 1,000,000 shares of Acquiror Company Preferred Stock. The issued and outstanding capital stock of the Acquiror Company consists entirely of 2,860,000 shares of Acquiror Company Common Stock including shares issuable pursuant to the conversion in full of an outstanding convertible note (the "Convertible Note"). All issued and outstanding shares of Acquiror Company Common Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Other than such shares and the Convertible Note, there are no shares of capital stock or other equity securities of the Acquiror Company outstanding and no outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which the Acquiror Company is a party or is bound, requiring or which could require the issuance, sale or transfer by the Acquiror Company of any shares of capital stock of the Acquiror Company or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of the Acquiror Company. There are no stock appreciation rights or similar rights relating to the Acquiror Company.

            6.2.2 Upon completion of the Exchange and the Investor Exchange the outstanding shares of Acquiror Company Common Stock shall be held as follows (excluding any shares of Acquiror Company Common Stock issued as a result of the Exchange and the Investor Exchange):

                  (i) 1,199,854 shares held by the pre-existing holders of the
            Acquiror Company Common Stock; and

                  (ii) 1,660,146 shares (subject to adjustment in certain
            circumstances) to be issued to holders of the Convertible Note in connection with the conversion of the Convertible Note immediately prior to the Exchange and the Investor Exchange.

            6.2.3 Upon completion of the Exchange and the Investor Exchange, and other than any outstanding options, warrants or convertible securities issued by the Company and converted into options, warrants or convertible securities of the Acquiror Company as a result of the Exchange and the Investor Exchange, there are no outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which the Acquiror Company is a party or is bound, requiring or which could require the issuance, sale or transfer by the Acquiror Company of any shares of capital stock of the Acquiror Company or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of the Acquiror Company.

            6.2.4 All of the shares of Acquiror Company Common Stock issued and outstanding immediately prior to the Closing (including the shares of Acquiror Company Common Stock to be issued to holders of the Convertible Note) (i) have been or will be issued in compliance with Securities Act and applicable state securities laws in reliance on exemptions from registration or qualification thereunder and (ii) were issued and are currently held or will be issued and held by persons who are not deemed "underwriters" under applicable federal securities laws.

            6.2.5 The list of all record holders of Acquiror Company Common Stock and the Convertible Note included in the Acquiror Company Disclosure
Schedule is complete and correct.

      6.3 Authority.

            6.3.1 The Acquiror Company has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Acquiror Company and the consummation by the Acquiror Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquiror Company. This Agreement has been duly executed and delivered by the Acquiror Company and constitutes a legal, valid and binding obligation of the Acquiror Company, enforceable against the Acquiror Company in accordance with its terms.

            6.3.2 The execution and delivery by the Acquiror Company of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in a violation of, any provision of bylaws or other charter documents of the Acquiror Company, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which the Acquiror Company is a party or to which the properties or assets of the Acquiror Company are subject, (iii) create any lien upon any of the properties or assets of the Acquiror Company, or (iv) constitute, or result in, a violation of any law applicable to the Acquiror Company or any of its properties or assets. No consent, approval, order or authorization of, notice to, registration or filing with any governmental authority or other Person is necessary in connection with the execution and delivery of this Agreement by the Acquiror Company or the consummation by the Acquiror Company of the transactions contemplated by this Agreement, except for (i) the filing of a Form D and related state securities law notices in connection with the issuance of Acquiror Company Common Stock in connection with the Exchange and the Investor Exchange and (ii) the filing of a current report on Form 8-K with the Securities and Exchange Commission (the "SEC") announcing completion of the Exchange and the Investor Exchange.

      6.4 SEC Filings; Financial Statements.

            6.4.1 The Acquiror Company has timely filed and made available to Company all forms, reports, schedules, statements and other documents required to be filed by the Acquiror Company with the SEC (collectively, the "Acquiror Company SEC Reports"). The Acquiror Company SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquiror Company SEC Reports or necessary in order to make the statements in such Acquiror Company SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Acquiror Company's subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC. The financial records of the Acquiror Company have been prepared in compliance with SEC rules on internal financial controls.

            6.4.2 Each of the financial statements (including, in each case, any related notes), contained in the Acquiror Company SEC Reports, including any Acquiror Company SEC Reports filed after the date of this Agreement until the Closing, complied, as of its respective filing date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of the Acquiror Company as at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

            6.4.3 Between January 1, 2006 and the date hereof, except as disclosed in the Acquiror Company SEC Reports, there has not been any change in the business, operations or financial condition of the Acquiror Company that has had or reasonably would be expected to have a Material Adverse Effect on the Acquiror Company.

            6.4.4 Except for the Convertible Note, the Acquiror Company does not have any liability or obligation (absolute, accrued, contingent or otherwise) other than those arising under this Agreement.

      6.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Exchange and the Investor Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror Company.

      6.6 Litigation. There are no legal actions (i) pending or, to the knowledge of the Acquiror Company, threatened against the Acquiror Company or relating to the transactions contemplated by this Agreement or (ii) pending or, to the knowledge of the Acquiror Company, threatened against any current employee, officer or director of the Acquiror Company that, in any way relates to the Acquiror Company. The Acquiror Company is not subject to any order, judgment, writ, injunction or decree of any governmental authority.

      6.7 Taxes. The Acquiror Company has timely filed all material Tax Returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a governmental entity having authority to do so) ("Acquiror Company Tax Return"). Each such Acquiror Company Tax Return is true, correct and complete in all material respects. The Acquiror Company has paid, within the time and manner prescribed by law, all material Taxes that are due and payable. No Acquiror Company Tax Return is the subject of any investigation, audit or other proceeding by any federal, state or local tax authority.

      6.8 No Employees; Labor Matters. The Acquiror Company has no employees or consultants. No unfair labor practice, or race, sex, age, disability or other discrimination, complaint is pending, nor is any such complaint, to the knowledge of the Acquiror Company, threatened against the Acquiror Company before the National Labor Relations Board, Equal Employment Opportunity Commission or any other governmental authority, and no grievance is pending, nor is any grievance, to the knowledge of the Acquiror Company, threatened against the Acquiror Company.

      6.9 Benefit Plans. The Acquiror Company has not adopted nor is it party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Acquiror Company or any person affiliated with the Acquiror Company under Section 414(b), (c), (m) or (o) of the Code.

      6.10 Contracts and Commitments.

            6.10.1 Except for this Agreement and the agreements and transactions specifically contemplated by this Agreement, the Acquiror Company is not a party to or subject to, nor plans to enter into:

                  (i) any agreement or other commitments requiring any payments or performance of services by the Acquiror Company;

                  (ii) any agreement or other commitments containing covenants limiting the freedom of the Acquiror Company to compete in any line of business or with any Person or in any geographic location or to use or disclose any information in their possession;

                  (iii) any license agreement (as licensor or licensee) or
            royalty agreement;

                  (iv) any agreement of indemnification, other than
            indemnification rights granted in the Bylaws of the Acquiror
            Company;

                  (v) any agreement or undertaking pursuant to which the
            Acquiror Company is: (A) borrowing or is entitled to borrow any money; (B) lending or has committed itself to lend any money; or (C) a guarantor or surety with respect to the obligations of any Person;

                  (vi) any powers of attorney granted by the Acquiror Company;
            and

                  (vii) any leases of real or personal property.

            6.10.2 The Acquiror Company is not in violation or breach of any contract. There does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any contract on the part of the Acquiror Company or, to the knowledge of the Acquiror Company, any other party thereto or would permit the modification, cancellation or termination of any contract or result in the creation of any lien upon, or in any person acquiring any right to acquire, any assets of the Acquiror Company. The Acquiror Company has not received in writing any claim or threat that Acquiror Company has breached any of the terms and conditions of any contract.

            6.10.3 The consent of, or the delivery of notice to or filing with, any party to a contract is not required for the execution and delivery by the Acquiror Company of this Agreement or the consummation of the transactions contemplated under the Agreement.

      6.11 Books and Records. The books and records of the Acquiror Company have been maintained and preserved in accordance with applicable regulations and business practices. The corporate minutes books of the Acquiror Company are complete and correct and the minutes and consents contained therein accurately reflect actions taken at a duly called and held meeting or by sufficient consent without a meeting. All actions by the Acquiror Company and which required director or stockholder approval are reflected on the respective corporate minute books.

      6.12 Assets. The Acquiror Company has no fixtures, furniture, equipment, inventory, intellectual property, accounts receivable or other assets other than cash and its interest in this Agreement.

      6.13 Compliance. To the Acquiror Company's knowledge, the Acquiror Company has complied in all material respects with all applicable federal, state and local laws and regulations to which it or its business may be subject, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against or, to the Acquiror Company's knowledge, has been threatened against the Acquiror Company alleging any failure to so comply.

      6.14 Disclosure. The representations and warranties of the Acquiror Company and herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of the Acquiror Company or to Company as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

      6.15 Board Recommendation. The Acquiror Company Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company's stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

                                   SECTION VII
                        COVENANTS OF THE ACQUIROR COMPANY

      7.1 Indemnification and Insurance.

            7.1.1 The Acquiror Company shall to the fullest extent permitted under applicable Law or its Organizational Documents, indemnify and hold harmless, each present and former director, officer or employee of the Acquiror Company (collectively, the "Indemnified Parties") against any Damages (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date, to the same extent as provided in the Acquiror Company's Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of one year after the Closing Date. In the event of any such Proceeding (whether arising before or after the Closing
Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to the Acquiror Company, (ii) after the Closing Date, the Acquiror Company shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided that the Indemnified Parties shall be required to reimburse the Acquiror Company for such payments in the circumstances and to the extent required by the Acquiror Company's Organizational Documents, any applicable contract or agreement or applicable Law, and (iii) the Acquiror Company will cooperate in the defense of any such matter; provided, however, that the Acquiror Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such one (1) year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

            7.1.2 This Section 7.1 shall survive the consummation of the transactions contemplated by this Agreement upon execution, is intended to benefit the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Acquiror Company and shall be enforceable by the Indemnified Parties and the Covered Persons.

      7.2 Rule 144 Reporting. With a view to making available to the stockholders of the Acquiror Company the benefit of certain rules and regulations of the Commission which may permit the sale of the Acquiror Company Common Stock to the public without registration, from and after the Closing Date, the Acquiror Company agrees to:

            7.2.1 Make and keep public information available, as those terms are understood and defined in Rule 144; and

            7.2.2 File with the Commission, in a timely manner, all reports and other documents required of the Acquiror Company under the Exchange Act.

      7.3 SEC Documents. From and after the Closing Date, in the event the Commission notifies the Acquiror Company of its intent to review any SEC Document filed prior to the Closing Date or the Acquiror Company receives any oral or written comments from the Commission with respect to any SEC Document filed on or prior to the Closing Date, the Acquiror Company shall promptly notify the Shareholder and the Attorney.

      7.4 Registration Statement on Form S-8. Until the 90th day after the date of effectiveness of the Registration Statement filed under the Securities Act with respect to resales of shares of Acquiror Company Common Stock issued in the Investor Exchange, the Acquiror Company shall not file with the Commission any Registration Statement on Form S-8 or any similar form registering securities issued to employees of the Acquiror Company pursuant to a plan or employment agreement.

                                  SECTION VIII
                  CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

      The Acquiror Company's obligation to acquire the Shares and the Company Subsidiary Shares and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

      8.1 Accuracy of Representations. The representations and warranties of the Company, the Shareholder, the Investors and the Warrantholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Company, the Shareholder, the Investors and the Warrantholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

      8.2 Performance by the Company, the Shareholder, the Investors and the Warrantholders.

            8.2.1 All of the covenants and obligations that the Company, the Shareholder, the Investors and the Warrantholders are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

            8.2.2 Each document required to be delivered by the Company, the Shareholder, the Investors and the Warrantholders pursuant to this Agreement must have been delivered.

      8.3 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquired Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

      8.4 Certificate of Officer. The Company will have delivered to the Acquiror Company a certificate executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections 8.1, 8.2, and 8.3.

      8.5 Certificate of Shareholder. The Shareholder will have delivered to the Acquiror Company a certificate executed by an authorized officer of the Shareholder certifying the satisfaction of the conditions specified in Sections
8.1 and 8.2.

      8.6 Consents.

            8.6.1 All material consents, waivers, approvals, authorizations or orders required to be obtained and all filings required to be made, by the Company and/or the Shareholder and/or the Investors and/or the Warrantholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Shareholder or the Investors or the Warrantholder, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

            8.6.2 Without limiting the foregoing, the Schedule 14(f) Filing shall have been mailed to the stockholders of the Acquiror Company on or prior to the Closing Date.

      8.7 Documents. The Shareholder must deliver to the Acquiror Company at the Closing (i) any documents required to effect assignment under Danish Law of all Shares held by the Shareholder together with a certified copy of a board resolution of the Company approving the registration of the transfer of such shares to Acquiror Company (subject to Closing), (ii) each of the Transaction Documents to which the Company and/or the Shareholder and/or the Investors and/or the Warrantholders are a party, duly executed, (iii) and such other documents as the Acquiror Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Company, the Shareholder, the Investors and the Warrantholders pursuant to
Section 8.1, (B) evidencing the performance of, or compliance by the Company, the Shareholder, the Investors and the Warrantholders with, any covenant or obligation required to be performed or complied with hereunder by the Company or the Shareholder or the Investors or the Warrantholder, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Section, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

      8.8 No Proceedings. There must not have been commenced or threatened against the Acquiror Company, the Company, the Shareholder, any Investor or any Warrantholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

      8.9 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person
(a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or the Company Subsidiary Shares or any other stock, voting, equity, or ownership interest in, the Company or the Company Subsidiary, or (b) is entitled to all or any portion of the Acquiror Company Shares.

                                   SECTION IX
                            COVENANTS OF THE COMPANY

      9.1 Indemnification and Insurance.

            9.1.1 The Company shall to the fullest extent permitted under applicable Law or its Organizational Documents, indemnify and hold harmless, each present and former director, officer or employee of the Company (collectively, the "Company Indemnified Parties") against any Damages (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date to the same extent as provided in the Company's Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of two years after the Closing Date. In the event of any such Proceeding (whether arising before or after the Closing Date),
(i) any counsel retained by the Company Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to the Company, (ii) after the Closing Date, the Company shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided that the Company Indemnified Parties shall be required to reimburse the Company for such payments in the circumstances and to the extent required by the Company's Organizational Documents, any applicable contract or agreement or applicable Law, and (iii) the Company will cooperate in the defense of any such matter; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such two (2) year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Company Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Company Indemnified Parties, in which case each Company Indemnified Person with respect to whom such a conflict exists (or group of such Company Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

            9.1.2 This Section 9.1 shall survive the consummation of the transactions contemplated by this Agreement upon execution, is intended to benefit the Company Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Company and shall be enforceable by the Company Indemnified Parties and the Covered Persons.

                                    SECTION X
            CONDITIONS PRECEDENT OF THE COMPANY, THE SHAREHOLDER, THE
                        INVESTORS AND THE WARRANTHOLDERS

      The Shareholder's obligation to transfer the Shares, the Investors' obligations to transfer the Company Subsidiary Shares, the Warrantholders' obligations to return the Warrants for cancellation and the obligations of the Company to take the other actions required to be taken by the Company in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Company, the Attorney on behalf of the Investors, the Warrantholders and the Shareholder jointly, in whole or in part):

      10.1 Accuracy of Representations. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

      10.2 Performance by the Acquiror Company.

            10.2.1 All of the covenants and obligations that the Acquiror Company is required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

            10.2.2 Each document required to be delivered by the Acquiror Company pursuant to this Agreement must have been delivered.

      10.3 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

      10.4 Certificate of Officer. The Acquiror Company will have delivered to the Shareholder and the Investors a certificate, dated the Closing Date, executed by an officer of the Acquiror Company, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2, and 10.3.

      10.5 Consents.

            10.5.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

            10.5.2 Without limiting the foregoing, the Schedule 14(f) Filing shall have been mailed to the stockholders of the Acquiror Company on or prior to the Closing Date

      10.6 Documents. The Acquiror Company must have caused the following documents to be delivered:

            10.6.1 share certificates to the Shareholder evidencing the Shareholder's ownership of the Closing Acquiror Company Shares;

            10.6.2 share certificates to the Investors evidencing the Investors' ownership of the Closing Investor Acquiror Company Shares;

            10.6.3 warrant agreements to the Warrantholders representing the New Warrants;

            10.6.4 registration rights agreements with the Warrantholders;

            10.6.5 to the Company, the Shareholder and each Investor;

                  10.6.5.1 a Secretary's Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror Company, (B) the resolutions of the Acquiror Company Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Acquiror Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror Company is a party;

                  10.6.5.2 a Certificate of Good Standing of the Acquiror
            Company;

                  10.6.5.3 each of the Transaction Documents to which the
            Acquiror Company is a party, duly executed;

                  10.6.5.4 the resignation of Geoffrey Alison, as sole director and officer of the Acquiror Company in favor of the appointment of Klaus Eldrup Jorgensen, Charles J. Casamento, Bobby W. Sandage, Jr., Florian Schonharting, Christian Hansen and Christopher B. Wood, as members of the Acquiror Company Board and Charles J. Casamento as CEO and President and Stephan Christgau as Executive Vice President and Chief Operating Officer, such resignation and appointment to be effective on the tenth (10th) day following the mailing of the
            Schedule 14(f) Filing to the stockholders of record of the Acquiror Company;

                  10.6.5.5 a substantially final draft of the Form 10-Q for the quarter ended March 31, 2006 for the Acquiror Company, together with a favorable review letter from the independent accounting firm which previously provided an audit report with respect to the financial statements included in the Acquiror Company SEC Reports; and

                  10.6.5.6 such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror Company pursuant to
            Section 10.1, (ii) evidencing the performance by the Acquiror Company of, or the compliance by the Acquiror Company with, any covenant or obligation required to be performed or complied with by the Acquiror Company, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

      10.7 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, the Company or the Shareholder, any Investor or any Warrantholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

      10.8 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person is the holder of, or has the right to acquire or to obtain beneficial ownership of the Acquiror Company Common Stock or any other stock, voting, equity, or ownership interest in, the Acquiror Company.

      10.9 Satisfaction of SEC Rule 10b-17; No Liabilities. The Acquiror Company shall have effected a 1 for 3 reverse split of its outstanding common stock and provided adequate notice thereof as required by Rule 10b-17 under Exchange Act. All debts, obligations or liabilities of the Acquiror Company will be cancelled or satisfied in full prior to the Closing.

                                   SECTION XI
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      11.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire on the second (2nd) anniversary of the date this Agreement is executed (the "Survival Period"). The right to any remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to any remedy based on such representations, warranties, covenants, and obligations.

                                   SECTION XII
                               GENERAL PROVISIONS

      12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

      12.2 Public Announcements. The Acquiror Company shall promptly, but no later than three (3) days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Prior to the Closing Date, the Company and the Acquiror Company shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

      12.3 Confidentiality.

            12.3.1 Subsequent to the date of this Agreement, the Acquiror Company, the Shareholder, the Attorney and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

            12.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 12.3.1, the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party") with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief or assurance that confidential treatment will be accorded the providing party's information.

            12.3.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

      12.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Acquiror Company:                   with a copy to:
Castle & Morgan Holdings, Inc.            Robert Diener
180 Varick Street, 13th Floor             122 Ocean Park Blvd., Suite 307
New York, New York  10014                 Santa Monica, California  90405
Attention: Geoffrey Alison
                                          with additional copies to:
                                          Morse Zelnick Rose & Lander, LLP
                                          405 Park Avenue
                                          New York, New York 10022
                                          Attn: Kenneth S. Rose, Esq.
                                          Telephone No.:  212-838-5030
                                          Facsimile No.:  212-838-9190

If to the Company, the Shareholder        with a copy to:
or the Warrantholder:                     Loeb & Loeb LLP
Osteologix, Inc.                          345 Park Avenue
Market Street                             New York, New York 10154
San Francisco, California 94105           Attention:  Mitchell S. Nussbaum, Esq.
Attention: Charles J. Casamento, Chief    Telephone No.:  212-407-4159
Executive Officer                         Facsimile No.:  212-407-4990
Telephone No.: 415-955-2726
Facsimile No.:  415-955-2727

      12.5 Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

      12.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      12.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      12.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

      12.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 7.1 and 9.1, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      12.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      12.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      12.12 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

      12.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have executed and delivered this Share and Warrant Exchange Agreement as of the date first written above.


                                          Shareholder:
Acquiror Company:
                                          Nordic Biotech
Castle & Morgan Holdings, Inc.            General Partner ApS on behalf of
                                          Nordic Biotech, K/S

Signed:___________________________
Printed name:_____________________        Signed:_____________________________
Title:____________________________        Printed name:  Christian Hansen
                                          Title:   Director

Company:

Osteologix, A/S                           Signed:_____________________________
                                          Printed name:  Florian Schonharting
                                          Title:  Director

Signed:__________________________
Printed name:  Christian Hansen
Title:  Director


Signed:__________________________
Printed name:  Florian Schonharting
Title:

Attorney:


Signed:__________________________
Printed name: Charles J. Casamento
Title: President, Osteologix, Inc.


                              [Signatures Continue]

                            Warrantholder Signatures:

----------------------------------------------------------------------------------------------------------------------
                                                  Warrants being Exchanged             New Warrants being Issued
                                                  ------------------------             -------------------------
Charles J. Casamento


Signed:_________________________                           52,000

Printed name:___________________

----------------------------------------------------------------------------------------------------------------------
Dr. Stephan Christgau


Signed:_________________________                           25,000

Printed name:___________________


----------------------------------------------------------------------------------------------------------------------
Dr. Klaus Eldrup-Jorgensen


Signed:_________________________                           15,000

Printed name:___________________

----------------------------------------------------------------------------------------------------------------------
Dr. Bobby W. Sandage, Jr.


Signed:_________________________                           5,000

Printed name:___________________

----------------------------------------------------------------------------------------------------------------------
Dr. Henry G. Bone II


Signed:_________________________                           3,000

Printed name:___________________

----------------------------------------------------------------------------------------------------------------------

                           COUNTERPART SIGNATURE PAGE

                    (FOR ISSUANCES PURSUANT TO REGULATION S)


      IN WITNESS WHEREOF, the parties have executed and delivered this Share and Warrant Exchange Agreement as of the date first written above.

                                        ENTITY NAME:




                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


OFFSHORE DELIVERY INSTRUCTIONS:
------------------------------


-----------------------------------
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:
                  --------------------------------------------

Address:
                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------

Phone No.
                  --------------------------------------------

Facsimile No.
                  --------------------------------------------

                           COUNTERPART SIGNATURE PAGE

                    (FOR ISSUANCES PURSUANT TO SECTION 4(2))

      IN WITNESS WHEREOF, the parties have executed and delivered this Share and Warrant Exchange Agreement as of the date first written above.

                                        ENTITY NAME:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Circle the category under which you, or the Investor for whom you are acting as Attorney for, are an "accredited investor" pursuant to Exhibit C:


1        2        3        4        5       6        7        8


-----------------------------------
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:
                  ------------------------------------

Address:
                  ------------------------------------

                  ------------------------------------

                  ------------------------------------

Phone No.
                  ------------------------------------

Facsimile No.
                  ------------------------------------

                                    SCHEDULES


             Schedule 4.1.5            Shareholder Brokers or Finders
             Schedule 5.1              Company Jurisdiction
             Schedule 5.2              Company Subsidiaries
             Schedule 5.7.1            Capitalization of the Company
             Schedule 5.7.2            Company Redemption Requirements
             Schedule 5.11             Company Brokers or Finders
             Schedule 5.12             Company Title to Property
             Schedule 5.17             Company Employee Benefit Plans
             Schedule 5.19             Company Intellectual Property
             Schedule 5.20             Company Properties
             Schedule 6.1              Acquiror Company Subsidiaries
             Schedule 6.2              Acquiror Company Record Holders

                                    EXHIBIT A
      COMPANY SUBSIDIARY SHARES AND ACQUIROR COMPANY SHARES TO BE EXCHANGED


                                [Exhibit Omitted]

                                    EXHIBIT C

                       Definition of "Accredited Investor"

The term "accredited investor" means:

(1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
      Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

(4)   A director or executive officer of the Acquiror Company.

(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds US $1,000,000.

(6) A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7) A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Investor, Warrantholder or the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

                                    EXHIBIT D

                           Definition of "U.S. Person"

(1)   "U.S. person" (as defined in Regulation S) means:

      (i)   Any natural person resident in the United States;

      (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

      (iii) Any estate of which any executor or administrator is a U.S. person;

      (iv)  Any trust of which any trustee is a U.S. person;

      (v)   Any agency or branch of a foreign entity located in the United
            States;

      (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

      (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

      (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2) Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

(3) Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

      (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

      (ii)  The estate is governed by foreign law.

(4) Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5) Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6) Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

      (i)   The agency or branch operates for valid business reasons; and

      (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

                                    EXHIBIT E

                       ACCREDITED INVESTOR REPRESENTATIONS

Each of the Shareholder, any Warrantholder or the Attorney on behalf of any Investor indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

1. Such person or entity qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

2. Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder's interests in connection with the transactions contemplated by this Agreement.

3. Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

4. Such person or entity understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

5. Such person or entity has had access to the Acquiror Company's publicly filed reports with the SEC.

6. Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Acquiror Company Shares.

7. Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

8. Such person or entity is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

9. Such person or entity is acquiring the Acquiror Company Shares for such person's or entity's, as the case may be, own account, for investment and not for distribution or resale to others.

10. Such person or entity will not sell or otherwise transfer the Acquiror Company Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

11. Such person or entity understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.

12. Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.6(a).

13. Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14. Such person or entity understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

15. Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

                                    EXHIBIT F

                         NON U.S. PERSON REPRESENTATIONS

Each Shareholder, any Warrantholder and the Attorney on behalf of any Investor indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

1. At the time of (a) the offer by the Acquiror Company and (b) the acceptance of the offer by such person or entity, of the Acquiror Company Shares, such person or entity was outside the United States.

2. No offer to acquire the Acquiror Company Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such person or entity or its representatives inside the United States.

3. Such person or entity is not purchasing the Acquiror Company Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4. Such person or entity will make all subsequent offers and sales of the Acquiror Company Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Acquiror Company Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the "Distribution Compliance Period"), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5. Such person or entity is acquiring the Acquiror Company Shares for such Shareholder's own account, for investment and not for distribution or resale to others.

6. Such person or entity has no present plan or intention to sell the Acquiror Company Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Company Shares and is not acting as a Distributor of such securities.

7. Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Company Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

8. Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.6(b).

9. Such person or entity is not acquiring the Acquiror Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

10. Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person's or entity's interests in connection with the transactions contemplated by this Agreement.

11. Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

12. Such person or entity understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

13. Such person or entity has had access to the Acquiror Company's publicly filed reports with the SEC.

14. Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Acquiror Company Shares.

15. Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

16. Such person or entity is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

17. Such person or entity will not sell or otherwise transfer the Acquiror Company Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

18. Such person or entity understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.

19. Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

20. Such person or entity understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

21. Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

                                    EXHIBIT G

                               Form of New Warrant

      [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.]

      [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.]

             Right to Purchase up to [___] Shares of Common Stock of
    CASTLE & MORGAN HOLDINGS, INC. (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT

No. _________________                                  Issue Date:  May 24, 2006

      Castle & Morgan Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, [_________], or assigns (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business on the date that is ten (10) years from the Date of Commencement (as defined below) (the "Expiration Date"), up to [______] fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.0001 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein. This Warrant is being exchanged on the Issue Date noted above for a like warrant agreement with respect to shares of Osteologix A/S, which warrant agreement is on the same terms and conditions as this Warrant and with respect to which the Holder has agreed to the cancellation thereof in consideration of the issuance of this Warrant.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Bad Leaver Scenario" shall mean the Holder is terminated by the Company from his position as [____] as a consequence of his (or his de facto controlled company (companies)) material breach of this Warrant or other agreements between the Holder (or his de facto controlled company/companies) and the Company.

            (b) The term "Company" shall include Castle & Morgan Holdings, Inc. and any corporation which shall succeed, or assume the obligations of, Castle & Morgan Holdings, Inc. hereunder.

            (c) The term "Common Stock" includes (i) the Company's Common Stock, par value $0.0001 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            (d) The term "Date of Commencement" has the meaning set forth in
      Section 2.1.

            (e) The term "Exercise Period" has the meaning set forth in Section 3.1.

            (f) The "Exercise Price" applicable under this Warrant shall be $1.03.

            (g) The "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean the value of the Common Stock as determined in good faith and consistent with applicable law by the Company's Board of Directors, subject to confirmation by an independent appraisal at the option of the Holder.

            (h) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

      1. Exercise of Warrant.

            1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), up to that number of shares of Common Stock of the Company referred to above, subject to adjustment pursuant to Sections 4 and 5.

            1.2 Condition to Exercise. As a consequence of the above, the Company and the Holder have agreed that the Holder's right to exercise Warrants shall be conditional upon the Holder in the Period of Acquisition (as defined in Section 2.1 below) being [____]. On the Holder's resignation as [____], the Parties agree that the Holder's right to exercise Warrants shall be conditional on the circumstances under which the Holder ceases his position as [____].

            1.3 Good Leaver. In the event of the termination of the Holder's employment with the Company, if the Holder is not terminated by the Company under a Bad Leaver Scenario, and provided that an agreement regarding consummation of a Liquidity Event, as described below in Sections 1.5, 1.6, 1.7 and 4.2, has been entered into, the Holder shall be entitled to exercise all Warrants represented hereby in the relevant Exercise Period, subject to Section
1.8 (a "Good Leaver Scenario").

            1.4 Liquidity Events. Situations as described in Sections 1.5, 1.6,
1.7 and 4.2 are individually and collectively referred to as "Liquidity Event(s)". The relevant criterion - agreed between the parties - of a Liquidity Event's commencement is that the Company's securities or most important assets shall be sold/licensed against payment in cash or payment with securities admitted for sale on a regulated market place on the basis of one aggregate transaction. The takeover shall be deemed as one aggregate transaction, notwithstanding whether the takeover takes place on several occasions, if the takeover arises out of the same agreement.

            1.5 Acquisition of Shares. Where one/more purchaser(s) who is independent of the principal shareholders of the Company (hereinafter referred to as the "Purchaser") purchases for cash or payment in securities admitted for sale on a regulated market place in one aggregate transaction more than 50% of the outstanding shares of Common Stock of the Company, the Holder may exercise all Warrants represented hereby. The takeover shall be deemed as one aggregate transaction, notwithstanding whether the takeover takes place in several occasions, if the takeover arises out of the same agreement. To the extent the Holder exercises the Warrants, the Holder shall be obliged and entitled to sell the shares subscribed for to the Purchaser or to a purchaser designated by the Purchaser against payment in cash per share equal to the average purchase price per share paid by the Purchaser for acquired shares of the same class in connection with the Liquidity Event, notwithstanding the distribution on classes of shares. In the event of purchases as described in this clause 1.5, an Exercise Period shall be established with opening day not later than 4 weeks after such a purchase agreement has been entered into between the parties in such a transfer, where the Holder in accordance with Section 1.3 above in a Good Leaver Scenario shall be entitled to exercise all Warrants represented hereby. Warrants not exercised by the Holder in connection with such Liquidity Event during the Exercise Period shall lapse without further notice and without any compensation.

            1.6 Distribution of Dividend. In the event of distribution of dividend in the excess of the Exercise Price plus an annual return of 50% from the Date of Commencement per share, an Exercise Period shall be established with opening day not later than 4 weeks prior to such decision to distribute such dividend has been finally adopted by the board of directors of the Company. During this Exercise Period, provided the Holder shall in accordance with
Section 1.3 be in a Good Leaver Scenario, be entitled to exercise all Warrants represented hereby.

            1.7 Admission of Securities for Sale on a Regulated Market Place. Where the Company's securities are admitted for sale on a regulated market place, an Exercise Period shall be established with opening day not later than four weeks after the first day when the securities may be traded on the regulated market place, where the Holder may exercise all vested Warrants. Conditional upon the Holder not having terminated under a Bad Leaver Scenario, the daily vesting of [____] Warrants mentioned in clause 2.1 shall be amended so that the Holder in a period of 365 days from the date of the Company's securities being admitted for sale on a regulated market place (first trade date) daily acquires a proportionate right to the remaining unvested Warrants based on 365 days/year. This amendment of the Period of Acquisition shall only apply if the Period of Acquisition hereby is reduced to less than 912 days. In the Liquidity Event mentioned in this Section 1.7, an Exercise Period shall be established the day after any publication of the Company's announcement of financial results with opening day on that day, where the Holder may exercise the vested, non-exercised Warrants to which the Holder has acquired a right of exercise. The Holder has agreed to fully comply with any and all lock-up arrangements applicable to some or all of the Company's securities, including Warrants (whether exercised or not), in connection with an admission of some or all of the Company's securities to be traded on a regulated market place.

            1.8 Termination of Holder's Employment. In the event that the Holder's employment with the Company terminates, notwithstanding the reason, and at the time of termination the Holder holds non-exercised Warrants, all unvested Warrants shall lapse and an Exercise Period shall be established commencing on the Date of Termination during which the Holder shall be entitled to exercise any vested, non-exercised Warrants. The Exercise Period shall be the normal 14-day period provided under Section 3.1, unless the Holder has been terminated under a Bad Leaver Scenario, in which case the Exercise Period shall be the 3-month period provided under Section 3.6. If the Holder has voluntarily resigned or if the Holder has been terminated under a Bad Leaver Scenario, Warrants not exercised by the Holder during the applicable Exercise Period shall lapse without further notice and without any compensation at the end of the applicable Exercise Period. If the Holder is involuntarily terminated under a Good Leaver Scenario, the Holder's vested Warrants shall not lapse at the end of the Exercise Period and may be exercised in subsequent Exercise Periods as provided under Section 3.4.

      2. Conditions for Vesting of Warrants.

            2.1 Vesting. The number of Warrants that the Holder is entitled to exercise according to the situations described in Section 1 depends on the Holder's continued position as [_____] of the Company. Conditional on the Holder's continued position as [_____] of the Company, the Holder shall acquire a right based on 365 days/year to exercise 1/912 (to be rounded up, if exercise is to take place before full vesting has occurred, provided that no more than a total number of Warrants specified above can be vested hereunder) of the Warrants represented hereby per day beginning on [_________] (hereinafter referred to as the "Date of Commencement"), [provided however that on the Date of Commencement, the first 8,690 Warrants shall vest immediately and the balance of the 52,000 Warrants shall vest over the 912 day period]. Thus, all Warrants represented hereby will vest by the 912th day after the Date of Commencement (the "Period of Acquisition").

            2.2 Timing. The "Date of Termination" shall mean the date of the cessation of the Holder's employment with Company for any reason whatsoever, whether voluntary or involuntary, including as a result of the Holder's retirement, disability or death and notwithstanding whether the Holder might be given pay in lieu of prior notice of such termination.

            2.3 Cessation of Vesting. From and after the Date of Termination, no further vesting of Warrants shall take place.

      3. Procedure for Exercise.

            3.1 Exercise Periods. The Holder may exercise vested Warrants in the relevant Exercise Periods (hereinafter referred to as the "Exercise Period") specified in Sections 1.5, 1.6, 1.7, 1.8 and 4.2. Except as specifically provided herein, the Exercise Periods commence on the specified opening day and continue for the following 14 days. The Company shall in writing notify the Holder of the time of any Exercise Period not later than 2 weeks before the relevant opening day.

            3.2 Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. Where the Holder exercises Warrants, the Holder shall be obliged to accept at any time an existing shareholders' agreement regarding the Company.

            3.3 Exercise. Payment may be made either in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

            3.4 Lapse. In the event Warrants have vested and a Bad Leaver Scenario does not exist, the vested Warrants shall be exercised on one or more occasion(s) until 1 July 2013 during the Exercise Periods described in Section
3.1. Warrants which the Holder does not exercise during one of these Exercise Periods shall lapse without further notice and without any compensation.

            3.5 Financial Statements. In connection with the publication of the Company's financial statements and annual accounts, an Exercise Period shall be established in which period all or a part of the vested Warrants may be exercised, unless otherwise agreed in Sections 1.7 and 3.6.

            3.6 Bad Leaver. In the event that the Holder's position as CEO terminates as a result of a Bad Leaver Scenario, a three months' Exercise Period shall commence on the date of the resignation, where the Holder shall be entitled to exercise vested, non-exercised Warrants. Warrants not exercised by the Holder during this Exercise Period shall lapse without further notice and without any compensation.

      4. Effect of Reorganization, Etc.; Adjustment of Exercise Price.

            4.1 Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 6.

            4.2 Dissolution. Where, prior to the exercise of the Warrants, the Company shall commence dissolution proceedings, an Exercise Period shall be established not later than 4 weeks after the resolution to dissolve the Company has been adopted by the board of directors of the Company, where the Holder is entitled to exercise vested Warrants. In the event of completion of a winding-up involving liquidation proceeds per share of Common Stock in excess of the Exercise Price plus an annual return of 50% from the Date of Commencement per share, all Warrants represented hereby shall vest immediately. Warrants not exercised by the Holder in the Exercise Period shall lapse without further notice and without any compensation.

            4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 4, then the Company's securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder.

      5. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 5) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 5) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 5). In the event the Company issues additional shares of the Common Stock or any security exercisable for or convertible into Common Stock, where the effect of issuance is or the terms of such security provide for the subscription for shares of Common Stock at a price per share less than the most recent subscription price used by the Company in issuing shares of Common Stock on market terms, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after such issuance, shall be placed in that position the Holder would have been if such Holder had exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 4 and 6. In the event the Company pays a cash dividend on the outstanding shares of Common Stock aggregating in excess of 10% of the "net assets" of the Company (as defined in Section 154 of the Delaware General Corporation Law), proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after such payment, shall receive upon such exercise the number of shares of Common Stock it would otherwise have been entitled to receive plus that number of additional shares of Common Stock equal to the number of shares the pro rata amount of such dividend the Holder would have received if such Holder had exercised this Warrant immediately prior thereto would have purchased at the fair market value thereof immediately after such dividend is paid, all subject to further adjustment thereafter as provided in Sections 4 and 6.

      6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any Warrant agent of the Company (appointed pursuant to Section 10 hereof). Each such adjustment or readjustment pursuant to the terms hereof shall seek to ensure that the estimated financial value of the Warrant prior to the relevant event, as estimated by the Company, shall correspond to the estimated financial value of the Warrant following the relevant event, as estimated by the Company, subject to confirmation by an independent appraisal at the option of the Holder.

      7. Reservation of Stock, Etc., Issuable on Exercise of Warrant; No Rights as Stockholder. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant. Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant, as such, shall not be entitled to any right of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meeting of stockholders and shall not be entitled to receive any notice of any proceeding of the Company, except as provided in this Warrant.

      8. Assignment; Exchange of Warrant. Warrants shall be personal and cannot be made the subject of pledging or assignment. However, upon the death of the Holder, the right to exercise Warrants vested pursuant to Section 2.1 and 2.3 shall pass to the estate of the beneficiaries provided that such estate or beneficiaries accept this Warrant.

      9. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      10. Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, and replacing this Warrant pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      11. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      12. Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

      13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.


                                       CASTLE & MORGAN HOLDINGS, INC.

WITNESS:
                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
----------------------------------           -----------------------------------

                                    Exhibit A

                              FORM OF SUBSCRIPTION
                   (To Be Signed Only On Exercise Of Warrant)

TO:   Castle & Morgan Holdings, Inc.

      Attention: Chief Financial Officer

      The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocable elects to purchase ___ shares of Common Stock covered by such Warrant.

      The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of lawful money of the United States.

      The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________
whose address is
______________________________________________________________________________.

      The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:
         --------------------          -----------------------------------------
                                       (Signature must conform to name of holder as specified on the face of the Warrant)

                                       Address:
                                                --------------------------------

                                                --------------------------------


                                      B-1